State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Merger / Share Exchange

Entity Number: 8033317-0142

Non-Refundable Processing Fee:
☐ Domestic $37.00
☐ Foreign $37.00

RECEIVED
OCT 14 2011
Utah Div. Of Corp. & Comm. Code

North First General, Inc.
the non-surviving corporation
Into
FasTrack Pharmaceuticals, Inc.
the surviving corporation

**ARTICLE I - Surviving Corporation**

*Section 1*

The name of the corporation surviving the merger is FasTrack Pharmaceuticals, Inc.
and such name ☐ has ☑ has not been changed as a result of the merger.

The principal address of the surviving corporation is:

| Address | City | State | Zip |
|---|---|---|---|
| 80 West Sierra Madre Blvd., #392, | Sierra Madre | CA | 91024 |

*Section 2*

A. The surviving corporation is a domestic corporation existing pursuant to the provisions of the Utah Revised Business Corporation Act incorporated on ____________.

B. The surviving corporation is a foreign corporation incorporated under the laws of the State of Delaware and ☐ qualified ☑ not qualified to do business in Utah.
*Note*: If application for Certificate of Authority to Transact Business is filed concurrently herewith state "Upon approval of Application for Certificate of Authority."

C. The effective date of the merger described herein shall be the date upon which these Articles are filed with the Utah Division of Corporations and Commercial Code, or October 18, 2011.

10-14-11P01:37 RCVD

**ARTICLE II - Non-surviving Corporation(s)**

The name, state of incorporation, and date incorporation or qualification (if applicable) respectively, of each Utah domestic corporation and/or foreign corporation, other than the survivor, which is party to the merger are as follows:

Name of Corporation: North First General, Inc.
State of Domicile: Utah Date of Incorporation / Qualification in Utah: ____________
Name of Corporation: ____________
State of Domicile: ____________ Date of Incorporation / Qualification in Utah: ____________
Name of Corporation: ____________
State of Domicile: ____________ Date of Incorporation / Qualification in Utah: ____________
Name of Corporation: ____________
State of Domicile: ____________ Date of Incorporation / Qualification in Utah: ____________
Name of Corporation: ____________
State of Domicile: ____________ Date of Incorporation / Qualification in Utah: ____________

Date: 10/14/2011
Receipt Number: 3725733
Amount Paid: $37.00

**ARTICLE III - Plan of Merger or Share Exchange**

The Plan of Merger or Share Exchange, containing such information as required by Utah Code 16-10a-1101, is set forth in "Exhibit A", attached hereto and made a part hereof.

**ARTICLE IV - Manner of Adoption & Vote of Surviving Corporation (must complete Section 1 or 2)**

**Section 1**

☐ Shareholder vote not required. The merger/ share exchange was adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

**Section 2**

☑ Vote of shareholders (complete either A or B) The designation (*i.e., common, preferred or any classification where different classes of stock exist*), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger / share exchange and the number of votes of each voting group represented at the meeting is set forth below:

A. Unanimous written consent executed on ______________, 20___ and signed by all shareholders entitled to vote.

B. Vote of shareholders during a meeting called by the Board of Directors.

| | TOTAL | A | B | C |
|---|---|---|---|---|
| Designation of each voting group (i.e. preferred and common) | Common | | | |
| Number of outstanding shares | | | | |
| Number of votes entitled to be cast | 4,821 | | | |
| Number of votes represented at meeting | 4,821 | | | |
| Shares voted in favor | 2.556 | | | |
| Shares voted against | 0 | | | |

**ARTICLE V - Manner of Adoption & Vote of Non-surviving Corporation (must complete Section 1 or 2)**

**Section 1**

☐ Shareholder vote not required. The merger/ share exchange was adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

**Section 2**

☑ Vote of shareholders (complete either A or B) The designation (i.e., common, preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger / share exchange and the number of votes of each voting group represented at the meeting is set forth below:

A. Unanimous written consent executed on October 6, 2011 and signed by all shareholders entitled to vote.

B. Vote of shareholders during a meeting called by the Board of Directors.

| | TOTAL | A | B | C |
|---|---|---|---|---|
| Designation of each voting group (i.e. preferred and common) | Common | | | |
| Number of outstanding shares | one | | | |
| Number of votes entitled to be cast | | | | |
| Number of votes represented at meeting | | | | |
| Shares voted in favor | one | | | |
| Shares voted against | | | | |

In Witness Whereof, the undersigned being the President of the surviving corporation executes these Articles of Merger / Share Exchange and verifies, subject to penalties of perjury that the statements contained herein are true, this 14th day of October, 2011.

Signature [signature]

Vivian Liu
Printed Name

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov